UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 21, 2013

THE COOPER COMPANIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-8597	94-2657368
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6140 Stoneridge Mall Road, Suite 590, Pleasanton, California 94588

(Address of principal executive offices)

(925) 460-3600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07.	Submission of Matters to a Vote of Security Holders.

On March 21, 2013, The Cooper Companies, Inc. (“Cooper”) held its Annual Meeting of Stockholders. The matters listed below were submitted to a vote of the stockholders through the solicitation of proxies, and the proposals are described in detail in Cooper’s definitive Proxy Statement filed with the SEC on February 5, 2013. Each of the proposals was approved by the stockholders as set forth below.

Proposal 1 – Election of a Board of Nine Directors

The following individuals were elected to serve as directors of Cooper until the 2014 Annual Meeting of Stockholders and until their successors have been duly elected and qualified. The voting results were as follows:

Nominee	For	Against	Abstain	Broker Non-Vote
A. Thomas Bender (Chairman)	41,831,881	1,117,993	29,629	2,045,501
Michael H. Kalkstein	41,840,587	1,108,849	30,066	2,045,502
Jody S. Lindell	42,279,730	669,137	30,636	2,045,501
Gary S. Petersmeyer	42,879,625	68,154	31,723	2,045,502
Donald Press	41,821,890	1,126,822	30,790	2,045,502
Steven Rosenberg	41,822,126	1,126,948	30,428	2,045,502
Allan E. Rubenstein, M.D. (Vice-Chair & Lead Director)	41,824,565	1,125,404	29,534	2,045,501
Robert S. Weiss	41,859,323	1,090,693	29,486	2,045,502
Stanley Zinberg, M.D.	41,835,036	1,125,040	29,534	2,035,394

Proposal 2 – Ratification of KPMG LLP as Independent Registered Public Accounting Firm for the Fiscal Year Ending October 31, 2013

The appointment of KPMG LLP to serve as Cooper’s independent registered public accounting firm for the fiscal year ending October 31, 2013 was ratified. The voting results were as follows:

For	Against	Abstain	Broker Non-Vote
44,365,732	615,513	33,652	10,107

Proposal 3 – Advisory Vote on the Compensation of Named Executive Officers

The stockholders adopted, on an advisory basis, a resolution approving the Company’s compensation of the Named Executive Officers as presented in the Proxy Statement. The voting results were as follows:

For	Against	Abstain	Broker Non-Vote
42,053,622	786,281	139,599	2,045,502

ITEM 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release dated March 22, 2013 regarding Cooper Annual Stockholder Meeting

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE COOPER COMPANIES, INC.

By	/s/ Carol R. Kaufman
Carol R. Kaufman
ExecutiveVice President, Secretary and Chief Administrative Officer

Dated: March 22, 2013

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated March 22, 2013 regarding Cooper Annual Stockholder Meeting